Exhibit 10.1

MUTUAL SEPARATION AGREEMENT AND RELEASE

This is a Mutual Separation Agreement and Release (“Mutual Separation Agreement” or “Agreement”) between David G. Yates (“Executive”) and Western Union, LLC (the “Company”), an Affiliate of The Western Union Company (“Western Union”), whereby the parties have reached a mutual agreement that Executive hereby voluntarily separates from his employment with the Company effective September 30, 2011 (“Separation Date”).

For purposes of this Agreement, “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, owns or controls, is owned or is controlled by, or is under common ownership or control with, another Person. As used herein, “control” means the power to direct the management or affairs of a Person, and “ownership” means the beneficial ownership of at least 10% of the voting securities of the Person. The Company and/or Western Union shall be deemed to control any settlement network in which it has any equity ownership. As used herein, “Person” means any corporation, limited or general partnership, limited liability company, joint venture, association, organization or other entity.

1.         Terms and Consideration. In consideration for Executive’s execution of this Agreement, but subject to the paragraph in this Agreement titled “Review Period and Revocation” and the terms of the paragraph titled “Consideration and Remedy,” the Company agrees to provide to Executive the following payments and benefits:

(a)

Continued Employment. From the date this Agreement is executed through and including the Separation Date, Executive shall continue to be employed by the Company and shall continue to receive Executive’s regular base salary as of the date this Agreement is executed, paid in regular installments on the 15th and last business day of each month, and shall continue to be an active participant under the Company’s incentive compensation and equity plans, health, welfare, and retirement benefit programs (to the extent Executive participated in such programs immediately prior to the date of this Agreement) in accordance with the terms of such plans and programs. Effective on the Separation Date, Executive’s employment by the Company shall voluntarily terminate and, subject to the requirements of applicable law, Executive will not be eligible to continue active participation in any Western Union benefit plan or program, provided that Executive shall be permitted to utilize the Mayo Clinic Executive Health Program benefit a maximum of one time during 2011 and one time during 2012. In addition, the Company agrees that it will not seek payment from Executive in connection with Executive’s use of a Company-provided vehicle during Executive’s term of employment with the Company. Furthermore, following the Separation Date the Company shall timely pay Executive ten days of accrued but unused vacation, unpaid Base Salary, incurred but unreimbursed business expenses (in accordance with Company policy), and afford Executive the continuation/conversion rights available under the Company’s employee welfare benefits plans.

(b)

Bonus for Year of Separation. Provided that the Compensation and Benefits Committee of Western Union’s Board of Directors (“Compensation Committee”) has certified that the applicable performance goals under the Western Union Senior Executive Annual Incentive Plan (“SEAIP”) have been achieved for 2011, a prorated bonus under the SEAIP for 2011, and provided further that Executive executes the 2011 SEAIP Award Acceptance Agreement in the form attached hereto as Exhibit 1 in accordance with subparagraph (c) below (the “SEAIP Award Agreement”). Such prorated bonus shall be equal to 75 percent of the bonus Executive would have been eligible to receive had Executive not separated from employment based on the bonus payout percentages approved by the Compensation Committee for actively employed named executive officers as a result of the level of attainment of the corporate financial and strategic leadership team goals established by the Compensation Committee for 2011 under the SEAIP. Any bonus payable to Executive under this subparagraph shall be paid in a lump sum cash payment at the same time that bonus payments for 2011 are paid to actively employed named executive officers under the SEAIP.

Exhibit 10.1

(c)

Other Agreements. Provided that Executive executes and returns to the Company on or within five business days following the Separation Date the complete release in the form attached hereto as Schedule 1 (“September 30, 2011 Release” or “Release”), including the Exhibit A attached to the September 30, 2011 Release, which is the Global Non-Disclosure and U.S. Non-Solicitation and U.S. Non-Competition Agreement (“Release – Exhibit A”), the deed of settlement and compromise under the laws of England and Wales in the form attached hereto as Schedule 2 (the “UK Release”), the Consulting Agreement in the form attached hereto as Schedule 3 (“Consulting Agreement”), and the SEAIP Award Agreement in the form attached hereto as Exhibit 1, all of which documents are incorporated herein by reference, Executive shall be eligible to receive compensation in accordance with the terms and conditions of this Agreement and the Schedules (defined herein below). Exhibit 1 to this Agreement, the Schedule 1 and the attached Release—Exhibit A, the Schedule 2 and Exhibits 1 and 2, and the Schedule 3, collectively, shall hereafter be referred to as the “Schedules.” In the event Executive does not sign the SEAIP Award Agreement, the September 30, 2011 Release and the Release—Exhibit A attached thereto, the UK Release, and the Consulting Agreement or if Executive revokes the September 30, 2011 Release within seven (7) days of execution of the same, the Company shall have no obligation to provide to Executive any payment Executive could have become eligible for under the September 30, 2011 Release and the attached Release—Exhibit A, the Consulting Agreement and the UK Release.

(d)

Lump Sum Cash Payment to Cover Certain Costs. Provided that Executive executes and returns to the Company on or within five business days following the Separation Date, the September 30, 2011 Release and the attached Release—Exhibit A, the Consulting Agreement and the UK Release, and subject to the expiration of the revocation period for the September 30, 2011 Release, the Company will make a lump sum cash payment to Executive in the gross amount of $100,000.00, less tax withholding and other legally allowed deductions, to be paid within 30 days following the Separation Date. Such lump sum cash payment is intended to cover, among other things, Executive’s relocation costs in order for Executive to relocate from Colorado to the United Kingdom. In addition, the Company agrees to pay the reasonable legal fees to Executive and expenses actually incurred by Executive in conjunction with the negotiation and review of this Agreement and the Schedules on behalf of the Executive, up to a maximum gross amount of $25,000.00 (less tax withholding and other legally required deductions), provided that Executive furnishes to the Company no later than October 31, 2011 a summary invoice for Seyfarth Shaw that provide the amount of the legal fees and expenses incurred by Executive in connection with the negotiation and review of the Agreement and the Schedules.

2.	Complete Release.

(a)

In consideration of those payments and benefits listed in Paragraph 1(a) and 1(b) above which are payable only under this Agreement, Executive agrees to and hereby does knowingly and voluntarily release and discharge the Company, Western Union, their subsidiaries and Affiliates, their agents, executives, directors, officers, employees, and their predecessors and successors, including the subsidiaries, Affiliates, agents, executives, directors, officers and employees of such predecessors and successors (the “Released Parties”), from any and all claims, causes of action and demands of any kind, whether known or unknown, which Executive has or ever has had and which are based on acts or omissions occurring up to and including the date of this Agreement. Included in the release set forth in the preceding sentence, without limiting its scope, are claims arising under Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, and the Age Discrimination in Employment Act of 1967 (“ADEA”), each as amended, as well as any other federal, state or local employment or labor laws, wrongful discharge or employment claims, as well as any claims in contract, tort, or common law, and which are related to Executive’s employment with the Company, Western Union, and/or their subsidiaries and Affiliates or the termination of that employment (the “Claims”). The terms “Claims” is

Exhibit 10.1

intended to be broad and all-encompassing and is not limited to those claims specifically cited in the foregoing sentence. Furthermore, notwithstanding the foregoing, nothing in this Agreement waives a claim which by law cannot be waived.

Executive further acknowledges and agrees that the payments under this Agreement shall be in lieu of any severance benefits that may be payable to Executive under Western Union’s Severance / Change in Control Policy (Executive Committee Level) (“Severance Policy”) upon Executive’s separation from employment with the Company and Executive therefore hereby waives any severance benefits to which Executive may be entitled under the Severance Policy upon Executive’s separation from employment.

In addition, Executive acknowledges and agrees that all outstanding awards Executive has received under Western Union’s 2006 Long-Term Incentive Plan (“LTIP”) shall be governed by the terms of the applicable award agreements as they apply to an award holder who is not eligible for benefits under the Severance Policy and who has voluntarily terminated employment with or service to the Company effective on the Separation Date. Accordingly, Executive acknowledges and agrees that Executive’s restricted stock unit award granted August 2, 2010, cash performance grant award granted August 2, 2010, performance share unit award granted February 24, 2011, and nonqualified stock option award granted February 24, 2011 shall all be forfeited in their entirety and cancelled by Western Union effective on the Separation Date. With respect to Executive’s nonqualified stock option award granted August 2, 2010, such award shall cease to vest on the Separation Date and the unvested portion of such award shall be forfeited and cancelled by Western Union as of the Separation Date. The portion of Executive’s August 2, 2010 nonqualified stock option award that is vested as of the Separation Date may be exercised by Executive until the close of the New York Stock Exchange (“NYSE”) on the 30th calendar day following the Separation Date (or if the NYSE is closed on such date, until the close of the NYSE on the next following day on which the NYSE is open), after which time such option shall be forfeited and cancelled by Western Union.

Executive does not waive claims, causes of action or demands of any kind that may arise after the date this Agreement is executed and which are based on acts or omissions occurring after such date, or claims, causes of action, or demands which by law cannot be released by private agreement between the Company and the Executive. The foregoing release shall not apply to (i) Executive’s right to indemnification under the Company’s bylaws or otherwise, (ii) rights to directors and officers liability insurance (to the extent eligible), (iii) obligations of the Company created by this Agreement, or (iv) claims, causes of action or demands of any kind that may arise after the date this Agreement is executed and which are based on acts or omissions occurring after such date. Furthermore, notwithstanding the foregoing, nothing in this Agreement waives a claim which by law cannot be waived.

(b)

Executive further agrees that while nothing in this Agreement shall limit Executive’s right to maintain a pending charge of discrimination, or file a future charge of discrimination, with any federal, state or local governmental agency relating to Executive’s employment with the Company and/or participate in any proceeding relating to any action or Executive’s employment, whether brought by an agency or by another on Executive’s behalf, Executive expressly waives by this Agreement the right to recover monetary damages and any other relief personal to Executive if such charge, lawsuit or action is pursued. Notwithstanding this provision, Executive may bring a claim against the Company to enforce this Agreement or to challenge the validity of this Agreement under ADEA.

3.     Termination from Employment. Prior to the Separation Date, the employment of Executive is subject to termination by Executive, or by the Company, Western Union and their subsidiaries and Affiliates (for the purpose of this Paragraph 3, collectively the “Company”) under the following circumstances:

(a)	Termination by Executive. Prior to the Separation Date, Executive may terminate Executive’s employment, at any time. In the event of such termination, the Company shall have no

Exhibit 10.1

obligation thereafter to continue to provide to Executive the payments and benefits hereunder and such consideration immediately shall cease (except to the extent that such payments and benefits are required by law), including any payments and benefits Executive would be eligible for under the Consulting Agreement referenced in Paragraph 1.

(b)

Termination by the Company. Prior to the Separation Date, Executive’s employment may be terminated by the Company for “Cause.” For purposes of this Agreement, Cause shall be determined by the Company in good faith and shall be limited to the following events:

•	Theft, dishonesty or other irregularities impacting the Company, such as the falsification of any Company records or lying during an investigation.
•	Damage, loss or destruction of Company, employee, supplier or customer property due to Executive’s grossly negligent or intentional acts or failures to act.
•	Unauthorized removal from premises or use of property belonging to the Company without the appropriate level of approval.
•	Executive has committed or engaged in grossly negligent or willful conduct that is likely to be detrimental to the Company.
•	Executive has willfully disobeyed the lawful directive of his supervisor, the Company’s General Counsel Officer, or the Board of Directors.
•	Executive has willfully refused or is unwilling to perform reasonable duties assigned.
•	Willfully engaging in any activity inconsistent with, or which impairs or interferes with, the Company’s compliance with state, federal, and other laws.
•	Material breach by Executive of any term of this Agreement.

None of the foregoing events shall be deemed to be Cause for termination unless (i) the Company shall have notified the Executive in writing (setting forth in reasonable detail the nature of the event(s) constituting Cause) of such event within ten days of the Company first having knowledge of such event, and (ii) the Executive shall have failed to remedy or cure such event to the Company’s reasonable satisfaction within ten days of receiving such notice.

(c)

Termination for Cause. In the event the Company terminates Executive’s employment for Cause, the Company shall have no obligation thereafter to provide to Executive the consideration hereunder and such consideration immediately shall cease (except to the extent that such payments and benefits are required by law), including any payment Executive could be eligible for under the Consulting Agreement referenced in Paragraph 1. In addition, the Company shall be entitled to all remedies available at law and equity; and the prevailing party shall be entitled to reasonable attorneys’ fees and costs of court incurred by the prevailing party in any lawsuit or other action in connection with such termination.

4.      Cooperation. From the date of execution of this Agreement and thereafter until December 31, 2012, Executive agrees to cooperate fully with the Company, its financial and legal advisors, and/or government officials in any claims, investigations, administrative proceedings, lawsuits, and other legal, internal or business matters, as reasonably requested by the Company. Company will take into consideration the Executive’s personal and business commitments, will give the Executive as much advance notice as reasonably possible, and ask that Executive be available at such time or times, and at such location or locations, as are mutually convenient to the Company and the Executive. Company agrees to reimburse Executive for the actual out-of-pocket expenses Executive incurs, in accordance with the Western Union’s Global Travel and Expense Policy (“Travel Policy”), as a result of Executive’s complying with this Paragraph 4, subject to Executive’s submission to the Company of documentation substantiating such expenses as the Company requires under its Travel Policy.

To the extent that it is consistent with the Company’s by-laws, certificate of incorporation and applicable laws, the Company will engage on its own behalf to represent Executive with legal counsel of its choosing if necessary in connection with such cooperation, and in any event will reimburse Executive for documented,

Exhibit 10.1

reasonable and necessary out-of-pocket travel expenses as are required and which Executive incurs in complying with Executive’s obligations under this paragraph in accordance with Western Union’s Global Travel and Expenses Policy. If for any reason the Company determines that a conflict of interest may exist between Executive and the Company, the Company may require Executive to obtain separate counsel in which case the Company will subsequently reimburse Executive for the reasonable and necessary legal fees associated with the use of such counsel and/or related travel expenses (as limited above), to the extent that such reimbursement is permitted by the Company’s by-laws, certificate of incorporation and applicable laws.

5.         Non-Disparagement. Executive agrees not to intentionally make any direct or indirect derogatory statements regarding, or disparage in any way, the business or reputation of the Company or its subsidiaries or Affiliates, or any of their directors, officers, managers or employees, unless such statements are required by law. Company agrees that its officers and Executive Committee Members shall not intentionally make any direct or indirect derogatory statements regarding, or disparage in any way, the reputation of Executive, unless such statements are required by law.

6.         Non-Admission. Nothing in this Agreement is intended to be or shall be construed as an admission by the Executive, the Company or any of the other Released Parties that he or they violated any law, interfered with any right, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to the other or otherwise, the parties hereto expressly deny any such improper or illegal conduct.

7.         Severability and Governing Law. In the event that any provision of this Agreement is deemed unenforceable, the parties agree that a court of competent jurisdiction shall have jurisdiction to reform such provision to the extent necessary to cause it to be enforceable to the maximum extent permitted by law. The provisions in this Agreement are severable, and if any provision is determined to be prohibited or unenforceable in any jurisdiction, the remaining provisions shall nevertheless be binding and enforceable. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Colorado without regard to principles of conflicts of law.

8.         Other Agreements, Survivability, and Successorship. Executive acknowledges that, except as provided in this paragraph, this Agreement (including the Schedules) is the entire agreement between the Company and Executive concerning the subject matter hereof and that Executive has not relied on any other representations or statements, written or oral, by the Released Parties or their employees or agents concerning the terms of the Agreement or any other matters not contained herein. From and after the Separation Date this Agreement (including all Schedules) shall supersede any non-solicitation, non-compete, non-disclosure, confidentiality, clawback or other written agreement that Executive may have signed while employed with the Company, Western Union, and/or their subsidiaries or Affiliates, except for the terms and conditions of Executive’s nonqualified stock option award granted August 2, 2010 (other than the restrictive covenant provisions thereof), and for avoidance of doubt, subject to Executive’s execution of this Agreement (and the Schedules) and Executive does not revoke the September 30, 2011 Release, the Company and Executive agree that the Restrictive Covenant Agreement for Employees in Colorado executed by Executive in 2010 shall be considered null and void effective on the Separation Date. In addition to this paragraph, the paragraphs in this Agreement necessary to carry out the intentions of the parties shall survive the termination of this Agreement

This Agreement inures to the benefit of the Executive’s heirs and permitted assigns, provided that the Consulting Agreement shall not be subject to assignment by Executive without the Company’s prior written consent, and any successors or assigns of the Company, Western Union, and/or their subsidiaries and Affiliates, and Executive’s obligations apply equally to the Company, Western Union, their subsidiaries, Affiliates, and/or their successors and assigns.

In the event of Executive’s death prior to Executive’s receipt of all of the sums due to Executive under this Agreement and the Schedules, the unpaid balance of such sums shall be paid to Executive’s estate.

9.         Consideration and Remedy. Executive acknowledges that in addition to this paragraph, the following paragraphs are material provisions of this Agreement: Complete Release; Termination from Employment; Cooperation; Non-Disparagement; and Other Agreements, Survivability and Successorship (collectively, the “Material Provisions”). Executive further acknowledges that (i) the first $5,000.00 payable to Executive as

Exhibit 10.1

payments pursuant to Paragraph 1(a) and 1(b) of this Agreement is consideration (the “ADEA Consideration”) for Executive’s release and waiver in the “Complete Release” paragraph of this Agreement of any claims, causes of action and demands of any kind arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA Released Claims”); and (ii) the remainder of the amount payable to Executive as payments and benefits described in Paragraph 1(a) and 1(b) of this Agreement are consideration (the “Other Consideration”) for (a) the Executive’s release and waiver in the “Complete Release” paragraph of this Agreement of any claims, causes of action and demands of any kind other than the ADEA Released Claims (the “Other Released Claims”); and (b) the Executive’s obligations pursuant to the Material Provisions. In the event of a breach by Executive of the Material Provisions (excluding ADEA Released Claims) or in the event Executive challenges the enforceability of this Agreement as to any of the Other Released Claims, the Company shall be entitled to immediately cease providing to Executive the Other Consideration and any other benefits under this Agreement, except to the extent that such payments and benefits are required, either under this paragraph or by law. The Company, Western Union, and/or their subsidiaries and Affiliates shall also be entitled to all remedies available at law or equity.

10.         Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

11.         Amendments in Writing. No modification, amendment to, or waiver of this Agreement or any of its provisions shall be binding upon Executive or the Company, Western Union, its subsidiaries or Affiliates unless made in writing and duly signed by both parties.

12.         Review Period and Revocation. Executive acknowledges that Executive was given a period of at least 21 calendar days to review this Agreement (“Review Period”) from the date Executive received it. Executive agrees that to the extent there are changes made to the terms of this Agreement, whether they are material or immaterial, the 21-day period for review of this Agreement is not recommenced. To accept this Agreement, Executive must sign both originals and return them to Scott Scheirman on or before the last day of the Review Period. Executive acknowledges that the Company and Released Parties have made no promises to Executive other than those contained in this Agreement. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE WAS ADVISED IN WRITING BY THIS AGREEMENT TO REVIEW THIS AGREEMENT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. Executive is further advised that Executive has 7 days after Executive signs this Agreement to revoke it by notifying the Company of such revocation in writing. In the event Executive revokes this Agreement as specified in the immediately preceding sentence, the Company shall deem this Agreement to be void in its entirety, in which case neither party shall be bound by its terms and no payment shall be made to the Executive hereunder. If Executive properly revokes this Agreement, Executive shall nevertheless remain subject to any other agreement that Executive signed while employed with the Company, Western Union, and/or their subsidiaries or Affiliates as referenced in the paragraph titled “Other Agreements, Survivability and Successorship”.

Exhibit 10.1

Executive’s signature below indicates that Executive has carefully read, reviewed, and fully understands this Agreement. Executive acknowledges that Executive’s signature below constitutes a knowing and voluntary execution of this Agreement and Executive signs the same of Executive’s own free will and it is Executive’s intention to be bound thereby.

Dated this day of , 2011.

David G. Yates

Western Union, LLC

By:	Title

Dated this day of , 2011.

Exhibit 10.1

EXHIBIT 1 TO MUTUAL SEPARATION AGREEMENT AND RELEASE

THE WESTERN UNION COMPANY

INCENTIVE AWARD ACCEPTANCE AGREEMENT

Pursuant to The Western Union Company Senior Executive Annual Incentive Plan (the “Plan”), David G. Yates (“the Participant”) has been identified as eligible to participate in the Plan for the Performance Period set forth below and has been determined to be eligible to receive the Incentive Award described below. Certain terms and conditions of the Incentive Award are set forth immediately below in this Incentive Award Acceptance Agreement. Other terms and conditions are set forth in the Incentive Award Agreement which is appended to this Incentive Award Acceptance Agreement. The Incentive Award Acceptance Agreement and the Incentive Award Agreement are together the “Agreement” which is made and entered into between The Western Union Company, a Delaware corporation (“the Company”), and the Participant as of the beginning of the Performance Period set forth below. Capitalized terms not otherwise defined in this Incentive Award Acceptance Agreement are defined in the Plan or the Incentive Award Agreement.

Maximum Award:	11.52% of the Incentive Pool

Target Award:	$495,317 (actual Award, if any, to reflect Participant’s September 30, 2011 Separation Date)

Performance Period:	January 1, 2011 – December 31, 2011

Incentive Pool:	3.0% of Operating Income for fiscal year 2011

Vesting Date:	December 31, 2011

The Participant acknowledges receipt of copies of the Incentive Award Agreement, The Western Union Company Clawback Policy (the “Clawback Policy”) and the Plan (which are incorporated by reference and made a part hereof) and this Incentive Award Acceptance Agreement and agrees to abide by all of the terms and conditions of the Incentive Award Agreement, the Clawback Policy and the Plan.

In witness whereof, the parties have executed the Agreement as of             , 2011.

THE WESTERN UNION COMPANY,
a Delaware corporation

By:
Name:
Title:

Agreed and Accepted:

Participant

Exhibit 10.1

INCENTIVE AWARD AGREEMENT

THE WESTERN UNION COMPANY

SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

Pursuant to the provisions of The Western Union Company Senior Executive Annual Incentive Plan (the “Plan”), David G. Yates (the “Participant”), has been identified as eligible to participate in the Plan for the Performance Period set forth in the Incentive Award Acceptance Agreement and has been determined to be eligible to receive an Incentive Award (the “Award”), upon and subject to the restrictions, terms and conditions set forth in the Incentive Award Acceptance Agreement, the Plan and below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.         Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Participant shall accept this Agreement by executing the Incentive Award Acceptance Agreement and returning it to the Company at such time as shall be satisfactory to the Company.

2.         Service Vesting Requirement. Except as otherwise determined by the Committee, if the Participant’s employment in his current position with the Company terminates for any reason prior to the date set forth in the Incentive Award Acceptance Agreement (the “Vesting Date”), the Participant shall not be entitled to receive the Incentive Award.

3.         Committee Discretion. Notwithstanding anything herein to the contrary, in all cases, the Committee shall have the sole and absolute discretion, taking into account such factors as the Committee deems appropriate, to determine the amount of the Award payable to the Participant (not to exceed the maximum award set forth in the Incentive Award Acceptance Agreement) or to decide that no payment shall be made.

4.         Payment. If the Committee certifies that the applicable Performance Measures have been achieved and has determined the amount and approved the payment of the Award to the Participant, the Participant shall receive, during the period beginning on January 1 and ending on March 15 (March 31, in the case of a Participant who is not a United States taxpayer) of the calendar year immediately following the year in which the Vesting Date occurs, a lump sum cash payment from the Company in an amount equal to the Award determined by the Committee, subject to the deduction of taxes and other amounts pursuant to the Plan, unless the Participant is eligible to and elects to defer a permissible portion of the Award into The Western Union Company Supplemental Incentive Savings Plan (“SISP”) by an election made no later than 6 months prior to end of the performance period. All payments under this Agreement are intended to be exempt from Section 409A of the Code as “short-term deferrals,” within the meaning of Treasury regulations promulgated under Section 409A of the Code.

5.         Withholding. All payments under this Agreement are subject to withholding of any federal, state, local or other income, social insurance, payroll or other tax-related items which may be required to be withheld or paid in connection with such award.

6.         Award Confers No Rights to Continued Employment. In no event shall the Participant’s eligibility for the Award or its acceptance by the Participant give or be deemed to give the Participant any right to continued employment by the Company, or any Subsidiary or Affiliate of the Company.

7.         Nontransferability of Award. The Award and any rights thereunder shall not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.

8.         Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and the Clawback Policy and shall be interpreted in accordance therewith. The Participant hereby acknowledges receipt of a copy of the Plan and the Clawback Policy.

9.         Meaning of Certain Terms. As used herein, employment by the Company shall include employment by a Subsidiary or an Affiliate of the Company.

Exhibit 10.1

10.         Administration. The authority to administer and interpret this Agreement shall be vested in the Committee, and the Committee shall have all the powers with respect to this Agreement as it has with respect to the Plan. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

11.         Amendment and Termination. The Committee may at any time amend or terminate the Plan. The Committee may, in its sole discretion, reduce or eliminate the Award at any time and for any reason.

12.         Special 409A Provisions. Notwithstanding any other provision of this Agreement to the contrary, if any payment hereunder is subject to section 409A of the Code and if such payment is to be paid on account of the Participant’s separation from service (within the meaning of section 409A of the Code), if the Participant is a specified employee (within the meaning of section 409A(a)(2)(B) of the Code), and if any such payment otherwise is required to be made prior to the first day of the seventh month following the Participant’s separation from service, such payment shall be delayed until the first day of the seventh month following the Participant’s separation from service. To the extent that any payments or benefits under this Agreement are subject to section 409A of the Code and are paid or provided on account of the Participant’s termination of employment, the determination as to whether the Participant has had a termination of employment (or separation from service) shall be made in accordance with section 409A and the guidance issued thereunder.

13.         Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to the conflicts of laws principles.

14.         Statute of Limitations. Any action, claim or lawsuit relating to this Agreement must be filed no more than 6 months after the date of the event that is the subject of the action, claim or lawsuit. The Participant voluntarily waives any statute of limitations to the contrary.

15.         Clawback Policy. Notwithstanding any provision of this Agreement to the contrary, if the Board determines that any Incentive Compensation (as defined in the Company’s Clawback Policy) received by or paid to the Participant resulted from any financial result or performance metric that was impacted by the Participant’s misconduct or fraud and that compensation should be recovered from the Participant (such amount being recovered, the “Clawbacked Compensation”), then upon such determination, the Board may recover such Clawbacked Compensation by (a) cancelling all or any portion of the Award (the “Clawbacked Portion”) and, in such case, the Participant shall not be entitled to receive the Clawbacked Portion of the Award and the Clawbacked Portion of the Award shall automatically and without further action of the Company be cancelled, (b) requiring the Participant to repay to the Company any portion of the Clawbacked Portion of the Award the Participant has already received or (c) any combination of the remedies set forth in clauses (a) or (b). The foregoing remedies are in addition to and separate from any other relief available to the Company due to the Participant’s misconduct or fraud. Any determination by the Board with respect to the foregoing shall be final, conclusive and binding upon the Participant and all persons claiming through the Participant.

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

SCHEDULE 1 TO MUTUAL SEPARATION AGREEMENT AND RELEASE

SEPTEMBER 30, 2011 RELEASE

This September 30, 2011 Release (“Release”) is hereby entered into between David G. Yates (“Executive”) and Western Union, LLC (“Company”), an Affiliate of The Western Union Company (“Western Union”), effective September 30, 2011 (“Separation Date”).

For purposes of this Release, “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, owns or controls, is owned or is controlled by, or is under common ownership or control with, another Person. As used herein, “control” means the power to direct the management or affairs of a Person, and “ownership” means the beneficial ownership of at least 10% of the voting securities of the Person. The Company and/or Western Union shall be deemed to control any settlement network in which it has any equity ownership. As used herein, “Person” means any corporation, limited or general partnership, limited liability company, joint venture, association, organization or other entity.

The defined terms provided in paragraph 1(c) of the Mutual Separation Agreement and Release executed between Executive and the Company (“Mutual Separation Agreement” or “Agreement”) shall apply to this Release and the attached Release – Exhibit A.

1.         Consideration. Provided Executive (1) is in compliance with and has not breached the Mutual Separation Agreement; (2) has executed this Release and not revoked it pursuant to the paragraph in this Release titled “Review Period and Revocation” and subject to the terms of this Release; and (3) has executed the Release – Exhibit A and is in compliance with and has not breached the Release – Exhibit A, then Executive may enter into, no later than on or within five business days following September 30, 2011, the UK Release and the Consulting Agreement and receive the benefits described therein subject to the terms and conditions therein.

2.         Complete Release.

(a)

In consideration for those payments described in the Consulting Agreement, which are payable only in the event that Executive executes this Release, Executive agrees to and hereby does knowingly and voluntarily release and discharge the Company, Western Union, their subsidiaries and Affiliates, their agents, executives, directors, officers, employees, and their predecessors and successors, including the subsidiaries, Affiliates, agents, executives, directors, officers and employees of such predecessors and successors (the “Released Parties”), from any and all claims, causes of action and demands of any kind, whether known or unknown, which Executive has, or ever has had and which are based on acts or omissions occurring up to and including the date of this Release. Included in the release set forth in the preceding sentence, without limiting its scope, are claims arising under Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, and the Age Discrimination in Employment Act of 1967 (“ADEA”), each as amended, as well as any other federal, state or local employment or labor laws, wrongful discharge or employment claims, as well as any claims in contract, tort, or common law, and which are related to Executive’s employment with the Company, Western Union, and/or their subsidiaries and Affiliates or the termination of that employment (the “Claims”). The terms “Claims” is intended to be broad and all-encompassing and is not limited to those claims specifically cited in the foregoing sentence. Furthermore, notwithstanding the foregoing, nothing in this Release waives a claim which by law cannot be waived.

Executive does not waive claims, causes of action or demands of any kind that may arise

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

after the date this Release is executed and which are based on acts or omissions occurring after such date, or claims, causes of action, or demands which by law cannot be released by private agreement between the Company and the Executive. The foregoing release shall not apply to (i) Executive’s right to indemnification under the Company’s bylaws or otherwise, (ii) rights to directors and officers liability insurance (to the extent eligible), (iii) obligations of the Company created by this Release, or (iv) claims, causes of action or demands of any kind that may arise after the date this Release is executed and which are based on acts or omissions occurring after such date. Furthermore, notwithstanding the foregoing, nothing in this Release waives a claim which by law cannot be waived.

(b)

Executive further agrees that while nothing in this Release shall limit Executive’s right to maintain a pending charge of discrimination, or file a future charge of discrimination, with any federal, state or local governmental agency relating to Executive’s employment with the Company and/or participate in any proceeding relating to any action or Executive’s employment, whether brought by an agency or by another on Executive’s behalf, Executive expressly waives by this Release the right to recover monetary damages and any other relief personal to Executive if such charge, lawsuit or action is pursued. Notwithstanding this provision, Executive may bring a claim against the Company to enforce this Release or to challenge the validity of this Release under ADEA.

3.         Return of Company Property. On or before the Separation Date, Executive will resign from all titles and positions with the Company, Western Union, and/or their subsidiaries or Affiliates, and return to the Company all property within Executive’s possession belonging to the Company, Western Union, and/or their subsidiaries or Affiliates, any customers of the Company, Western Union, and/or their subsidiaries or Affiliates or any entity with whom the Company, Western Union, and/or their subsidiaries or Affiliates has entered into a confidentiality agreement. Such property to be returned includes, but is not limited to, reports, maps, files, memoranda, records, credit cards, keys, passes, customer lists, information, forms, software, formulas, plans, documents, systems, designs, methodologies, product features, technology, any trade secrets, confidential information or third party information as defined in the attached Release—Exhibit A, and other written material (whether in electronic or paper format), equipment and access codes, and copies of same that Executive has requested or received, prepared or helped to prepare in connection with Executive’s employment with the Company, Western Union , and/or their subsidiaries or Affiliates. Executive will not at any time, now or thereafter, retain any copies, duplicates, reproductions or excerpts of such property. Notwithstanding the foregoing, the Company shall not prohibit Executive from retaining the cell phone number *******.

4.         Restrictive Covenant Agreement. Executive understands that Executive is required to execute and abide by the Release—Exhibit A, which is incorporated herein by reference. Additionally, Executive is bound by the restrictive covenants set forth in Schedules 2 and 3 of the Mutual Separation Agreement.

5.         Cooperation. Executive agrees to cooperate with the Company as provided in Paragraph 4 of the Mutual Separation Agreement.

6.         Non-Disparagement. Executive agrees not to intentionally make any direct or indirect derogatory statements regarding, or disparage in any way, the business or reputation of the Company or its subsidiaries or Affiliates, or any of their directors, officers, managers or employees, unless such statements are required by law. Company agrees that its officers and Executive Committee Members shall not intentionally make any direct or indirect derogatory statements regarding, or disparage in any way, the reputation of Executive, unless such statements are required by law.

7.         Non-Admission. Nothing in this Release is intended to be or shall be construed as an admission by the Executive, the Company or any of the other Released Parties that he or they violated any law, interfered with any

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

right, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to the other or otherwise, the parties hereto expressly denying any such improper or illegal conduct.

8.         Severability and Governing Law. In the event that any provision of this Release is deemed unenforceable, the parties agree that a court of competent jurisdiction shall have jurisdiction to reform such provision to the extent necessary to cause it to be enforceable to the maximum extent permitted by law. The provisions in this Release are severable, and if any provision is determined to be prohibited or unenforceable in any jurisdiction, the remaining provisions shall nevertheless be binding and enforceable. This Release shall be governed by and interpreted in accordance with the laws of the state of Colorado without regard to principles of conflicts of law.

9.         Affirmation of Compliance. Executive specifically acknowledges familiarity with the Company’s Code of Conduct, including the internal channels and procedures made available by the Company for the purpose of reporting employee concerns regarding any conduct, action, or omission that might give rise to possible noncompliance with law, regulation, or Company policy. Executive further specifically affirms and represents that Executive has disclosed to the office of general counsel, the ethics officer, human resources or to the outside audit committee of the Company in writing any information or knowledge about the Company or any of its employees or agents that Executive believes represents possible or actual noncompliance, including but not limited to violation of any securities laws or regulations, fraudulent activity or other unlawful conduct. Executive represents and believes that Executive’s resignation from employment with the Company is unrelated to any expressed concern about the adequacy of the Company’s approach or response to any compliance matters and Executive acknowledges further that Executive has no direct knowledge that Executive’s resignation from employment with the Company is related to any such concern. Furthermore, employee represents that he does not believe that his resignation is in any way in retaliation for having raised any compliance concern as described above. Executive further acknowledges that the Company, in entering providing the consideration under this Release, has relied on Executive’s specific acknowledgements, affirmations, and representations in this regard.

10.         Other Agreements, Survivability, and Successorship. Executive acknowledges that, except as provided in this paragraph, this Release and the Mutual Separation Agreement (including all Schedules thereto) are the entire agreement between the Company and Executive concerning the subject matter hereof and that Executive has not relied on any other representations or statements, written or oral, by the Released Parties or their employees or agents concerning the terms of the Release or any other matters not contained herein.

This Release inures to the benefit of any successors or assigns of the Company, Western Union, and/or their subsidiaries and Affiliates, and Executive’s obligations apply equally to the Company, Western Union, their subsidiaries, Affiliates, and/or their successors and assigns.

In the event of Executive’s death prior to Executive’s receipt of all of the sums due to Executive under the Mutual Separation Agreement and the Schedules, the unpaid balance of such sums shall be paid to Executive’s estate.

11.         Consideration and Remedy. Executive acknowledges that the following paragraphs are material provisions of this Release: Complete Release, Return of Company Property; Restrictive Covenant Agreement; Cooperation; Non-Disparagement; Affirmation of Compliance; and Other Agreements, Survivability and Successorship (collectively, the “Material Provisions”). Executive further acknowledges that (i) the first $50,000 payable to Executive pursuant to the Consulting Agreement is consideration (the “ADEA Consideration”) for Executive’s release and waiver in the “Complete Release” paragraph of this Release of any claims, causes of action and demands of any kind arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA Released Claims”); and (ii) the remainder of the amount payable to Executive pursuant to the Consulting Agreement is consideration (the “Other Consideration”) for (a) the Executive’s release and waiver in the “Complete Release” paragraph of this Release of any claims, causes of action and demands of any kind other than the ADEA Released Claims (the “Other Released Claims”); and (b) the Executive’s obligations pursuant to the Material

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Provisions. In the event of a breach by the Executive of the Material Provisions (excluding ADEA Released Claims) or in the event Executive challenges the enforceability of this Release as to any of the Other Released Claims, the Company shall be entitled to immediately cease providing to the Executive the Other Consideration and any other benefits under this Release, except to the extent that such payments and benefits are required, either under this paragraph or by law. The Company, Western Union, and/or their subsidiaries and Affiliates shall also be entitled to all remedies available at law or equity.

12.         Code Section 409A. Notwithstanding any provision of this Release to the contrary, this Release will be construed, administered or deemed amended as necessary to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to avoid taxation under Code Section 409A(a)(1) to the extent subject to Code Section 409A. However, under no circumstances shall the Company, Western Union, or their subsidiaries or Affiliates or any of their employees, officers, directors, service providers or agents have any liability to Executive for any taxes, penalties or interest due on amounts paid or payable under this Release, including any taxes, penalties or interest imposed under Code Section 409A. The payments to Executive pursuant to this Release are intended to be exempt from Code Section 409A to the maximum extent possible, first, to the extent such payments are scheduled to be paid and are in fact paid during the short-term deferral period, as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and then under the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii), and for this purpose each payment shall be considered a separate payment such that the determination of whether a payment qualifies as a short-term deferral shall be made without regard to whether other payments so qualify and the determination of whether a payment qualifies under the separation pay exemption shall be made without regard to any payments which qualify as short-term deferrals. To the extent any amounts under this Release are payable by reference to Executive’s “termination of employment” or “separation from employment” such terms shall be deemed to refer to Executive’s “separation from service,” within the meaning of Code Section 409A. Notwithstanding any other provision in this Release, if Executive is a “specified employee,” as defined in Section 409A of the Code, as of the date of Executive’s separation from service, then to the extent any amount payable under this Release (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Code Section 409A, (ii) is payable upon Executive’s separation from service and (iii) under the terms of this Release would be payable prior to the six-month anniversary of Executive’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of the separation from service or (b) the date of Executive’s death.

13.         Paragraph Headings. The paragraph headings in this Release are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

14.         Review Period and Revocation. Executive acknowledges that Executive was given a period of at least 21 calendar days to review this Release (“Review Period”) from the date Executive received it. Executive agrees that to the extent there are changes made to the terms of this Release, whether they are material or immaterial, the 21-day period for review of this Release is not recommenced. Executive cannot sign the Release or the Release – ExhibitA prior to Executive’s Separation Date. To accept this Release and the Release – Exhibit A, Executive must sign originals of both and return them to Scott Scheirman on or no later than five business days following the Separation Date. Executive acknowledges that the Company and Released Parties have made no promises to Executive other than those contained in this Release. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE WAS ADVISED IN WRITING BY THIS RELEASE TO REVIEW THIS RELEASE WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE. Executive is further advised that Executive has seven days after Executive signs this Release to revoke it by notifying the Company of such revocation in writing. In the event Executive revokes this Release as specified in the immediately preceding sentence, the Company shall deem this Release and the Release – Exhibit A to be void in its entirety, in which case neither party shall be bound by its terms and no payment shall be made to the Executive hereunder. If Executive properly revokes this Release, Executive shall nevertheless remain subject to any other agreement that Executive signed while employed with the Company, Western Union, and/or their subsidiaries or Affiliates as referenced in the paragraph titled “Other Agreements, Survivability and Successorship” and the Release – Exhibit A shall be declared null and void.

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Executive’s signature below indicates that Executive has carefully read, reviewed, and fully understands this Release and the attached Release—Exhibit A. Executive acknowledges that Executive’s signature below constitutes a knowing and voluntary execution of this Release and Executive signs the same of Executive’s own free will and it is Executive’s intention to be bound thereby.

Dated this                      day of                                                                              , 2011.

David G. Yates

WESTERN UNION, LLC

By:

Title:

Dated this                     day of                                              , 2011.

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

EXHIBIT A TO SEPTEMBER 30, 2011 RELEASE

GLOBAL NON-DISCLOSURE, AND U.S. NON-SOLICITATION AND U.S. NON-COMPETITION

AGREEMENT

For purposes of this Exhibit A, “Company” refers to Western Union, LLC, The Western Union Company or its Affiliates (as defined in the Agreement) (hereinafter individually and collectively referred to as the “Company” for purposes of this Exhibit A).

Executive agrees that the Company is engaged in a highly competitive business and has expended, and continues to expend, significant money, skill, and time to develop and maintain valuable customer relationships, trade secrets, and confidential and proprietary information. Executive agrees that Executive’s work for the Company has brought Executive into close contact with many of the Company’s customers, Trade Secrets, Confidential Information, and Third Party Information (as defined below) and the Company has provided Executive access to such information to perform Executive’s job duties, the disclosure of which would cause the Company significant and irreparable harm. Executive recognizes that any unauthorized disclosure of Third Party Information could breach non-disclosure obligations or violate applicable laws or Company policy. Executive further agrees that the covenants in this Agreement are reasonable and necessary to protect the Company’s legitimate business interests in its customer relationships, Trade Secrets, Confidential Information, and Third Party Information (as defined in Section I below). Company has provided Executive access to “trade secret” information as that term is used in Colorado Revised Statute § 8-2-113 and Executive is “executive and management personnel” as that term is used in Colorado Revised Statute § 8-2-113.

I.

Nondisclosure of Trade Secrets, Confidential Information and Third Party Information.[1] Executive agrees that for so long as the pertinent information or documentation remains a Trade Secret, Executive will not use, disclose, or disseminate to any other person, organization, or entity or otherwise employ any Company Trade Secrets. Executive further agrees that for two (2) years after the cessation of Executive’s employment with the Company, Executive will not use, disclose, or disseminate to any other person, organization, or entity or otherwise employ any Company Confidential Information. The obligations set forth herein shall not apply to any Trade Secrets or Confidential Information which shall have become generally known to competitors of the Company through no act or omission of Executive, nor shall the obligations set forth herein apply to disclosures made pursuant to the Sarbanes-Oxley Act of 2002, 15 U.S.C. § 7245. Executive agrees that for so long as the pertinent information or documentation is subject to protection under Company nondisclosure obligations, policy or applicable law but in any event not less than two (2) years, Executive will not use, disclose, or disseminate to any other person, organization, or entity or otherwise employ any Third Party Information.

A.	Company “Trade Secrets” includes but is not limited to the following:

1.

any data or information that is competitively sensitive or commercially valuable, and not generally known to the public, including, but not limited to, products planning information, marketing strategies, marketing results, forecasts or strategies, plans, finance, operations, reports, data, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Company, its customers, clients, and suppliers; and

[1]	For avoidance of doubt this covenant applies on a global basis without limitations.

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

2.

any scientific or technical information, design, process, procedure, formula, or improvement, computer software, object code, source code, specifications, inventions, systems information, whether or not patentable or copyrightable.

B.

Company “Confidential Information” means any data or information and documentation, other than Trade Secrets, which is valuable to the Company and not generally known to the public, including but not limited to:

1.

Financial information, including but not limited to earnings, assets, debts, prices, fee structures, volumes of purchases or sales, or other financial data, whether relating to the Company generally, or to particular products, services, geographic areas, or time periods; and

2.

Supply and service information, including but not limited to information concerning the goods and services utilized or purchased by the Company, the names and addresses of suppliers, terms of supplier service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of particular suppliers, though generally known or available, yields advantages to the Company the details of which are not generally known.

C.

“Third Party Information” means any data or information of the Company’s customers, suppliers, consumers or employees that the Company is prohibited by law, contract or Company policy from disclosing. By way of example such information includes but is not limited to:

1.	Product specifications, marketing strategies, pricing, sales volumes, discounts;

2.	Nonpublic personal information regarding consumers, including but not limited to names, addresses, credit card numbers, financial transactions, and account balances;

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

3.

Personnel information, including but not limited to employees’ personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefore, training methods, performance, skills, qualifications and abilities, or other employee information; and

4.

Customer information, which is not protected by a separate confidentiality agreement, including but not limited to any compilations of past, existing or prospective customers, agreements between customers and the Company, status of customer accounts or credit, the identity of customer representatives responsible for entering into contracts with the Company, specific customer needs and requirements, or related information about actual or prospective customers or other nonpublic consumer information.

II.

Non-Solicitation of Customers. Executive agrees that through December 31, 2012, Executive will not solicit, contact, call upon, or attempt to communicate with any customer or prospective customer of the Company for the purpose of providing any products or services substantially similar to those Executive provided while employed with the Company. This restriction shall apply only to any customer or prospective customer of the Company with whom Executive had contact or about whom Executive learned Trade Secrets, Confidential Information, or Third Party Information during the last twenty-four (24) months of Executive’s employment with the Company. For the purpose of this Section II, “contact” means interaction between Executive and the customer, or prospective customer which takes place to further the business relationship, or making sales to or performing services for the customer, or prospective customer on behalf of the Company.

III.

Non-Solicitation of Employees. Executive agrees that through December 31, 2012, Executive will not recruit, hire, or attempt to recruit or hire, directly or by assisting others, any manager level or above employee of the Company with whom Executive had contact during Executive’s last twenty-four (24) months of employment with the Company.

IV.

Non-Competition. Executive agrees that through December 31, 2012, Executive will not provide any services of any kind to Competitors in the U.S. For purposes of this Section IV, “Competitor(s)” shall be defined as (i) ***, ***, ***, ***, and other similar consumer money transfer companies or divisions of companies engaged in a similar service which are directly competitive with the Company, (ii) *** B2B business payments, and other similar B2B payment companies or divisions of companies engaged in a similar service who are directly competitive with the Company, (iii) *** and *** and (iv) ***.

The Company acknowledges that its activities in e-commerce, mobile payments, cards, ATMs, stored value and pre-paid form, at present, a small part of the Company’s overall revenues and to some degree depend upon the integration of services being supplied by many external industry participants. Nothing in this Exhibit A shall be construed as preventing Executive from engaging in any of these business areas, unless the express and primary purpose of such engagement is directly competitive with the Company’s consumer money transfer business or its B2B payments or is on behalf of a Competitor.

The Company expressly acknowledges that this Exhibit A is not intended to restrict Executive from pursuing other work (subject to the terms of this Exhibit A), including but not limited to the acceptance of a full time executive role. As such, the Company will ensure that the scope of Services requested under the Consulting Agreement do not impede Executive’s ability to work in other roles.

The Company is aware of Executive’s role as a Board Member of WorldPay, and acknowledges that Executive has received requests from a number of private equity houses including, but not limited to, Advent International, Bain Capital and Investcorp to act as an advisor to them and their portfolio companies. The Company is also aware that Executive has received approaches from management consultants to provide specialist consultancy in the field of payments. Nothing in this Exhibit A shall prevent Executive from advising firms of this sort or working within their portfolio companies

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

provided that such engagement does not violate the provisions of this Section IV.

Executive may, at any time, make a written request to the Chief Financial Officer of The Western Union Company (“CFO”) that the CFO review any written offers received by Executive where Executive believes the CFO may have a concern that Executive’s prospective role may violate this Exhibit A. The CFO shall review such requests in a reasonable manner and without undue delay and provide feedback to Executive no later than ten (10 business days after receipt of the written request. If no response is made within such time-frame, Executive will be deemed to have received approval from the CFO to continue pursuing the role.

V.	Successorship. This Agreement inures to the benefit of any successors or assigns of the Company, and Executive’s obligations apply equally to the Company and its successors or assigns.

VI.

Amendments in Writing. No modification, amendment to, or waiver of this Agreement or any of its provisions shall be binding upon Executive or the Company unless made in writing and duly signed by both parties, except that Executive agrees that the Company may, at its option and without consideration, agree in a writing to be signed by both parties to substitute less restrictive provisions relating to the provisions contained herein.

VII.

Severability. The provisions (including subparagraphs) in this Agreement are severable and, if any provision is determined to be prohibited or unenforceable in any jurisdiction, it shall be deemed modified to render it enforceable. To the extent the provision cannot be modified to render it enforceable, it shall be severed and the remaining provisions shall nevertheless be binding and enforceable.

VIII.

Court’s Right to Modify Restrictions. The parties have attempted to limit Executive’s activities only to the extent necessary to protect the Company’s Trade Secrets. The parties agree that, if the scope or enforceability of this Agreement, or any part thereof, is in any way disputed at any time, a court or other trier of fact may modify and enforce the paragraph to the extent it believes to be reasonable under the applicable law and circumstances.

IX.

Injunctive Relief. Executive understands, acknowledges, and agrees that in the event of a breach or threatened breach of any of the covenants contained in this Agreement, the Company shall suffer irreparable injury for which there is no adequate remedy at law, and the Company will therefore be entitled to seek temporary, preliminary, and/or permanent injunctive relief, without bond or other security from the courts, enjoining additional breaches and threatened breaches. Executive further acknowledges that the Company also shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

X.	Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado without regard to principles of conflict of law.

XI.	Waiver of Jury Trial. The parties agree to waive their right to trial by jury for any dispute hereunder.

XII.

Waiver of Breach. The Company’s waiver of a breach of any provision of this Agreement by the Executive does not waive any subsequent breach by the Executive, nor does the Company’s failure to take action against any other employee for similar breaches operate as a waiver by the Company of Executive’s breach of this Agreement.

XIII.

Attorney’s Fees. If the Company must enforce any of its rights under this Agreement through legal proceedings, the prevailing party shall be reimbursed by the other party for all reasonable costs, expenses, and attorney’s fees incurred in connection with such legal proceedings.

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

XIV.

Other Obligations. This Agreement is in addition to and not in lieu of other non-solicitation, non-disclosure, and non-competition obligations that Executive owes to the Company under Schedules 2 and 3 to the Mutual Separation Agreement and Release between Executive and the Company.

This Agreement is dated the              day of September, 2011.

ON BEHALF OF	EXECUTIVE
COMPANY

By:
David G. Yates

Title:

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

SCHEDULE 2 TO MUTUAL SEPARATION AGREEMENT AND RELEASE

Deed of Settlement and Compromise

THIS DEED (“Agreement”) is made on          September, 2011

BETWEEN:

(1)	Western Union Operations (UK) Limited, a company incorporated in England and registered under number 05278674 whose registered office is at 7 Albemarle Street, London, W1S 4HR (the “Company”); and

(2)	Mr. David G. Yates of *** (the “Executive”).

WHEREAS:

A.

The Executive was employed by the Company on a fixed term basis from 2 August 2010 until 30 September 2010. On the expiry of the fixed term period, his employment with the Company ceased and he became employed by Western Union, LLC (“WULLC”) with effect from 1 October 2010 and relocated to the United States.

B.

Following discussions between WULLC and the Executive, it has been agreed that the Executive’s Employment (as defined below) will terminate on 30 September 2011 by mutual consent on the terms and conditions contained in the Mutual Separation Agreement and Release (as defined below).

C.

In addition to entering into the Mutual Separation Agreement and Release, the September 30, 2011 Release and the Global Non-Disclosure, and U.S. Non-Solicitation and U.S. Non-Competition Agreement attached as Exhibit A thereto, and the Consulting Agreement, the Company and the Executive have agreed to enter into this Agreement to record and implement the terms on which they have agreed to settle any claims which the Executive has or may have in connection with his Employment or its termination against any Group Company (as defined below) and or any other of their current or former employees, officers, members, shareholders or agents whether or not those claims are, or could be, in the contemplation of the parties at the time of signing this Agreement.

D.	The parties intend that this Agreement shall have effect as a statutory compromise agreement.

IT IS HEREBY AGREED AS FOLLOWS:

In this Agreement, unless the context indicates otherwise:

“Advisor” means Peter L. Talibart, a solicitor in the practice of Seyfarth Shaw (UK) LLP;

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, owns or controls, is owned or is controlled by, or is under common ownership or control with, another Person. As used herein, “control” means the power to direct the management or affairs of a Person, and “ownership” means the beneficial ownership of at least 10% of the voting securities of the Person. The Company and/or Western Union shall be deemed to control any settlement network in which it has any equity ownership. As used herein, “Person” means any corporation, limited or general partnership, limited liability company, joint venture, association, organization or other entity;

“Consulting Agreement” means the agreement entered into by Western Union Financial Services, Inc. and Executive attached as Schedule 3 to the Mutual Separation Agreement and Release;

“Confidential Information” includes all information that the Company and any other Group Company has identified as being, indicated to the Executive as being, or is by its nature confidential or that the Company or any other Group Company is obligated to third parties to keep confidential, including but

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

not limited to the following: proprietary information; trade secrets; know how; computer programs and software; inventions, unpatented inventions, discoveries and improvements; marketing, manufacturing, organizational, operating, financial and business plans, strategies and materials; strategic models; research and development; programming data; engineering and patent drawings and applications; the Company’s and any other Group Company’s policies and manuals; sales and marketing forecasts, targets and data; personnel information (including the identity of the Company’s and any other Group Company’s employees, directors, agents and consultants and their responsibilities, competencies, abilities, assignments and compensation); sensitive personal data including medical information about employees; pricing and non public financial information; current and prospective client lists and information on clients and prospective clients and their employees and directors; information concerning planned or pending acquisitions or divestitures; information concerning purchases of major equipment or property; information concerning current and prospective projects; and the identities of the Company’s and any other Group Company’s suppliers, vendors and business partners, whether such Confidential Information is held in hard copy, electronic or other form. Confidential Information shall also include documents, disks, memory, notebooks, tapes or any other medium, whether or not in readable form, on which Confidential Information may from time to time be referred to, written, held of recorded;

“Employment” means the Executive’s employment with any Group Company the terms of which are set out in the Employment Agreement;

“Employment Agreement” means the Executive’s contract of employment (as amended from time to time) and any other contract, arrangement or understanding with any Group Company which currently applies or has previously applied to the Executive;

“Employment Legislation” has the meaning set out at Clause 2.3;

“Global Non-Disclosure, and U.S. Non-Solicitation and U.S. Non-Competition Agreement” means the agreement attached as Exhibit A to the September 30, 2011 Release to be executed by Executive on September 30, 2011.

“Group Company” means the Company, Western Union, LLC, their ultimate parent The Western Union Company, their respective Holding companies, Affiliates and Subsidiaries, as applicable, and “Group Companies” will be interpreted accordingly;

“Holding” and “Subsidiary” have the same meaning as given in section 1159 of the Companies Act 2006, as amended or re-enacted;

“Key Employee” means any person who was an employee, director or consultant of any Group Company at any time during the last 12 months of the Executive’s employment and: (i) who was employed or engaged in a senior management role and/or (ii) is in possession of Confidential Information belonging to any Group Company and which is likely to be able to assist or benefit a business in, or proposing to be in, competition with any Group Company and/or (iii) who the Executive managed, had material dealings or otherwise worked closely with at any time during that 12 month period;

“Mutual Separation Agreement and Release” means the mutual separation agreement and release made between Western Union, LLC and the Executive dated on or about the date of this Agreement;

“Schedules” means collectively the September 30, 2011 Release attached as Schedule 1 to the Mutual Separation Agreement and Release and the attached Exhibit A; this Agreement, attached as Schedule 2 to the Mutual Separation Agreement and Release, and the Exhibits thereto; and the Consultancy Agreement, attached as Schedule 3 to the Mutual Separation Agreement and Release, and Exhibit 1 to the Mutual Separation Agreement and Release;

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

“September 30, 2011 Release” means the release made between Western Union, LLC and Executive, effective September 30, 2011, attached as Schedule 1 to the Mutual Separation Agreement and Release; and

“Separation Date” means 30 September 2011.

1.	Separation from Employment

1.1	The Executive’s Employment will terminate on the Separation Date by mutual consent.

1.2

Subject to and conditional on the Executive returning an executed copy of this Agreement and his Advisor returning an executed copy of the Certificate in the form attached as Exhibit 1 to the Agreement, WULLC shall make a lump sum cash payment to the Executive in the gross amount of US$100,000.00, less any required tax withholding and other legally allowed deductions, to be paid within 30 days following the Separation Date, as set forth in Paragraph 1(d) of the Mutual Separation Agreement and Release.

1.3	The Executive shall procure that the Certificate in Exhibit 1 is provided to the Company.

1.4	The Executive warrants and undertakes to comply fully with the post-employment restrictive covenants contained in Exhibit 2 to this Agreement.

2.	Compromise of claims

2.1

Subject to and conditional on the terms contained in the Mutual Separation Agreement and Release, the Executive agrees and warrants that the arrangements set out in this Agreement shall constitute a formal compromise agreement in full and final settlement of any and all claims, complaints or other rights or causes of action whatsoever and howsoever arising (whether under the laws of England and Wales, European Community law or any other law) which he now has or may in the future have against any Group Company whether past or present and or any other current or former employee, officer, member, shareholder or agent of any Group Company whether such claims, complaints or rights or causes of action are known or unknown to the Executive and whether or not they could be in the Executive’s contemplation at the date of this Agreement before an Employment Tribunal or any court or other judicial or arbitral body in respect of or relating to the Executive’s Employment or termination thereof and the Executive will refrain from instituting or continuing with a complaint, claim or right or cause of action including:

(a)

of breach of contract (whether an express or implied term thereof) or for wrongful dismissal, in particular, for pay or benefits in lieu of notice, damages for termination of employment either with or without notice or stigma damages;

(b)

for outstanding salary or pay, expenses, accrued holiday pay, bonuses, commission, benefits, share options, share units, shares, or for the loss of any rights, benefits, interest, or entitlement under any other share option, share or incentive scheme or arrangement, or any other incentive payment or remuneration, including any rights, benefits, interest, or entitlement arising out of the respective forfeiture thereof, or to compensation in lieu thereof;

(c)	for a redundancy payment, whether contractual or statutory under section 163 of the Employment Rights Act 1996 and any claim for a protective award;

(d)	of unfair dismissal or constructive dismissal, under section 111 of the Employment Rights Act 1996;

(e)	that no written reasons have been given for dismissal, under section 92 of the Employment Rights Act 1996;

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(f)	that an unauthorised deduction from wages has been made, under section 23 of the Employment Rights Act 1996;

(g)	in relation to the right to be accompanied, under section 12 of the Employment Relations Act 1999 and section 48 of the Employment Rights Act 1996;

(h)	for an unlawful detriment in breach of sections 43M, 44, 45, 45A, 46, 47, 47A, 47C, 47D and 47E of the Employment Rights Act 1996, under section 48 of the Employment Rights Act 1996;

(i)

for an unlawful detriment in breach of section 47B of the Employment Rights Act 1996 (protected disclosures), under section 48 of the Employment Rights Act 1996 and the Public Interest Disclosure Act 1998;

(j)	in relation to time off work, under sections 51, 54, 57, 57B, 60, 63 and 63C of the Employment Rights Act 1996;

(k)	in relation to parental rights and flexible working, under sections 80 and 80H of the Employment Rights Act 1996;

(l)	in relation to working time or holiday pay, under regulation 30 of the Working Time Regulations 1998;

(m)	that the provisions of the Data Protection Act 1998 have been contravened;

(n)	that the provisions of the Human Rights Act 1998 have been contravened;

(o)	that the provisions of the Protection from Harassment Act 1997 have been contravened;

(p)	in relation to suspension from work under section 70 of the Employment Rights Act 1996;

(q)

direct or indirect discrimination, harassment or victimisation related to sex, marital or civil partnership status or gender reassignment under section 120 of the Equality Act 2010 and/or for direct or indirect discrimination, harassment or victimisation on the grounds of sex or the individual’s marital or civil partnership status, under section 63 of the Sex Discrimination Act 1975;

(r)

for direct or indirect discrimination, harassment or victimisation related to race under section 120 of the Equality Act 2010 and/or for direct or indirect discrimination, harassment or victimisation on the grounds of colour, race, nationality or ethnic or national origin, under section 54 of the Race Relations Act 1976;

(s)

for direct or indirect discrimination, harassment or victimisation related to disability, discrimination arising from disability, or failure to make adjustments under section 120 of the Equality Act 2010 and/or any claim of direct discrimination, harassment or victimisation on the grounds of disability and/or a failure to make reasonable adjustments, under section 17A of the Disability Discrimination Act 1995;

(t)

for direct or indirect discrimination, harassment or victimisation related to religion or belief, under section 120 of the Equality Act 2010 and/or for direct or indirect discrimination, harassment or victimisation on the grounds of religion or belief, under regulation 28 of the Employment Equality (Religion or Belief) Regulations 2003;

(u)	for direct or indirect discrimination, harassment or victimisation related to sexual orientation, under section 120 of the Equality Act 2010 and/or for direct or indirect discrimination,

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

harassment or victimisation on the grounds of sexual orientation, under regulation 28 of the Employment Equality (Sexual Orientation) Regulations 2003;

(v)

for direct or indirect discrimination, harassment or victimisation related to age, under section 120 of the Equality Act 2010 and/or for direct or indirect discrimination, harassment or victimisation on the grounds of age, under regulation 36 of the Employment Equality (Age) Regulations 2006;

(w)	any claim for less favourable treatment and/or detriment on the grounds of fixed-term status, under regulation 7 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002;

(x)	under regulation 17 and paragraph 8 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006; and

(y)	any other claims, rights or causes of action arising out of his Employment or the termination thereof.

The above claims are referred to as the “Employment Claims”. The Executive acknowledges that the Company is relying on this Clause 2 in entering into this Agreement and confirms that he will discontinue and/or refrain from instituting legal proceedings against any Group Company and or any other current or former employee, officer, member, shareholder or agent of any Group Company in respect of all or any of the Employment Claims. Any Group Company is at liberty to plead this Agreement as a bar to any arbitral or judicial proceedings brought by the Executive in any tribunal, court or other arbitral body. For the avoidance of doubt the waiver and compromise of claims set out in this clause 2 shall exclude any claims:

1)	arising in respect to the enforcement of this Agreement by the Executive; or

2)	arising in relation to any entitlement that the Executive may have under any Pension retirement scheme or plan; or

3)

arising in respect of any physical or psychological injury or illness that may, at the date of this Agreement, not be reasonably apparent to the Executive or his medical advisors (save in the case of injury or illness claims arising from discrimination in any form).

2.2	The Executive warrants and confirms that:

(a)

prior to accepting the terms of this Agreement he received independent advice from the Advisor as to the terms and effect of this Agreement and, in particular, on its effect on his ability to pursue any complaint before an Employment Tribunal or any court or other judicial or arbitral body;

(b)

the Advisor has confirmed to the Executive that he/she is a solicitor of the Supreme Court holding a current practising Certificate and that he/she has a policy of insurance in force covering the risk of a claim by the Executive in respect of any loss arising in consequence of his/her advice;

(c)	the Advisor shall sign and deliver to the Company a Certificate in the form attached as Exhibit 1 to this Agreement;

(d)

before receiving the advice he disclosed to the Advisor all facts or circumstances that he is aware of and that may give rise to a claim against any Group Company and or any other of their respective current or former employees, officers, members, shareholders or agents of any Group Company and that he is not aware of any other facts or circumstances that may give

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

rise to any claim against any Group Company and or any other of their respective employees, officers, members, shareholders or agents of any Group Company other than the Employment Claims; and

(e)

the only claims that he has or may have against any Group Company and or any other of their respective employees, officers, members, shareholders or agents (whether at the time of entering into this Agreement or in the future) relating to his Employment or its termination are the Employment Claims.

The Executive acknowledges that the Company acted in reliance on these warranties when entering into this Agreement.

2.3

The Executive acknowledges that the conditions relating to compromise agreements under section 77(4A) of the Sex Discrimination Act 1975 (in relation to claims under that Act and the Equal Pay Act 1970), section 72(4A) of the Race Relations Act 1976, paragraph 2 of schedule 3A of the Disability Discrimination Act 1995, section 203(3) of the Employment Rights Act 1996, regulation 35(3) of the Working Time Regulations 1998, regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, paragraph 2(2) of schedule 4 of the Employment Equality (Sexual Orientation) Regulations 2003, paragraph 2(2) of schedule 4 of the Employment Equality (Religion or Belief) Regulations 2003, paragraph 13 of the schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006 and paragraph 2(2) of schedule 5 of the Employment Equality (Age) Regulations 2006 and section 147 of the Equality Act 2010 (collectively, the “Employment Legislation”) have been satisfied

2.4

The waiver in Clause 2.1 shall have effect irrespective of whether or not, at the date of this Agreement, the Executive is or could be aware of such claims or have such claims in his express contemplation (including such claims of which the Executive becomes aware after the date of this Agreement in whole or in part as a result of new legislation or the development of common law, tort or equity).

3.	General

3.1

This Agreement does not constitute an admission by any Group Company that it or they have breached any law or regulation, or that the Executive has any claims against any Group Company and or any other of their current or former employees, officers, members, shareholders or agents of any Group Company.

3.2

No rights to enforce this Agreement shall be conferred on any third party by the Contracts (Rights of Third Parties) Act 1999, save that any Group Company may enforce this Agreement in addition to the parties (including the bringing of a claim for breach of any warranty, undertaking or covenant given by the Executive under this Agreement) and any estate of the Executive may enforce the terms of this Agreement.

3.3	The parties agree that all rights, benefits and obligations conferred on any Group Company by this Agreement may be transferred or assigned to their respective successors in title.

3.4

This Agreement and the Mutual Separation Agreement and Release (including all Schedules thereto) constitute the entire agreement between the parties concerning the subject matter hereof and, save as referred to herein, supersedes all other agreements whether written or oral between any Group Company and the Executive concerning his Employment and the termination of his Employment and the Executive acknowledges and warrants that he is not entering into this Agreement in reliance on any statement, warranty, understanding or representation (whether negligently or innocently made) not expressly set out herein.

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

3.5

This Agreement will not be binding until the Mutual Separation Agreement and Release and all Schedules thereto, have been signed by all of the parties and returned to the Company at which point this Agreement will cease to be without prejudice and will become open.

3.6

This Agreement shall be governed by and interpreted in accordance with English law and each of the parties submit to the exclusive jurisdiction of the English Courts in relation to any claim or matter arising under this Agreement.

3.7

This Agreement may be executed in two counterparts (whether original or scanned counterparts) and upon due execution of all such counterparts by one or more parties, each counterpart shall be deemed to be an original hereof.

3.8

A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension or re-enactment and includes any subordinate legislation for the time being in force made under it.

3.9	The exhibits to this Agreement form part of, and are incorporated into, this Agreement.

IN WITNESS whereof the parties have duly executed this document as a deed and delivered on the date first stated above.

Executed as deed by Western Union Operations (UK) Limited

acting by [name of director], a director, in the presence of:

Witness Name:	Director

Name:	Name:

Occupation:

Address:

Signed as a deed and delivered by David G. Yates in the presence of:

Witness	[Name of individual]

Name:	Name:

Occupation:

Address:

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

EXHIBIT 1

ADVISOR’S CERTIFICATE

I, Peter L. Talibart, of Seyfarth Shaw (UK) LLP, herby certify as follows:

1	I am a qualified lawyer and relevant independent adviser for the purposes of the relevant sub-sections of the Employment Legislation.

2

I have advised David Yates of the terms and effect of the annexed Agreement between his and the other parties, and, in particular, its effect on his ability to pursue the Employment Claims arising under the Employment Legislation.

3	I am not acting (and have not acted) in relation to this matter for the Company or any other Group Company.

4	There was in force, at the time I gave the advice referred to above, a contract of insurance covering the risk of a claim by David Yates in respect of loss arising in consequence of that advice.

All of the defined terms used in this certificate have the same meanings as set out in the annexed Agreement.

SIGNED:

REFERENCE:

DATE:

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

EXHIBIT 2

RESTRICTIVE COVENANTS

1.

In addition to any other obligation the Executive owes any Group Company, the Executive agrees that he will not directly, either on his own behalf or for or with a third party and whether as principal, shareholder, director, employee, agent, consultant, partner or in any other capacity whatsoever:

1.1

for 6 months from the Separation Date, establish, carry on, be engaged, concerned, interested in or employed by or provide services to any Competitor in or planning to be in competition with any Group Company. For purposes of this Exhibit 2, “Competitor(s)” shall be defined as (i) ***, ***, ***, ***, and other similar consumer money transfer companies or divisions of companies engaged in a similar consumer money transfer business which are directly competitive with a Group Company, (ii) *** B2B business payments, and other similar B2B payment companies or divisions of companies engaged in a similar B2B business payments business who are directly competitive with a Group Company, (iii) *** and *** and (iv) ***.

The Company acknowledges that the activities of the Group Companies in e-commerce, mobile payments, cards, ATMs, stored value and pre-paid form, at present, a small part of the Group Companies’ overall revenues and to some degree depend upon the integration of services being supplied by many external industry participants. Nothing in this Exhibit 2 shall be construed as preventing the Executive from engaging in any of these business areas, unless the express and primary purpose of such engagement is directly competitive with a Group Company’s consumer money transfer business or its B2B payments business or is on behalf of a Competitor.

The Company expressly acknowledges that this Exhibit is not intended to restrict the Executive from pursuing other work (subject to the terms of this Exhibit, the Mutual Separation Agreement and Release, the September 30, 2011 Release and the Global Non-Disclosure and U.S. Non-Solicitation and U.S. Non-Competition Agreement attached thereto, and the Consulting Agreement as such are defined in the Mutual Separation Agreement and Release and Schedules), including but not limited to the acceptance of a full time executive role.

The Company is aware of the Executive’s role as a Board Member of WorldPay, and acknowledges that the Executive has received requests from a number of private equity houses including, but not limited to, Advent International, Bain Capital and Investcorp to act as an advisor to them and their portfolio companies. The Company is also aware that the Executive has received approaches from management consultants to provide specialist consultancy in the field of payments. Nothing in this Exhibit shall prevent the Executive from advising firms of this sort or working within their portfolio companies provided that such engagement does not violate the provisions of this Exhibit 2 and subject to the terms of the Mutual Separation Agreement and Release, the September 30, 2011 Release and the Global Non-Disclosure and U.S. Non-Solicitation and U.S. Non-Competition Agreement attached thereto, and the Consulting Agreement, as such are defined in the Mutual Separation Agreement and Release and Schedules.

The Executive may, at any time, make a written request to the Chief Financial Officer of The Western Union Company (“CFO”) that the CFO review any written offers received by Executive where Executive believes the CFO may have a concern that Executive’s role may violate this Exhibit 2. The CFO shall review such requests in a reasonable manner and without undue delay and provide feedback to Executive no later than ten (10 business days after receipt of the written request. If no response is made within such time-frame, Executive will be deemed to have received approval from the CFO to continue pursuing the role;

1.2	for 12 months from the Separation Date, deal with or otherwise accept in competition with the consumer money transfer business or B2B business payments business of any Group Company, the custom of any

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

person or entity who was, at any time during the last 12 months of the Executive’s employment, a customer, client or investor of, or in the habit of dealing with any Group Company and in respect of whom the Executive had access to Confidential Information or with whom he had material dealings during that 12 month period

1.3

for 12 months from the Separation Date, canvass, solicit or entice away, or endeavour to canvass, solicit or entice away, in direct competition with any Group Company, the custom of any person or entity who was, at any time during the last 12 months of the Executive’s employment, a customer, client or investor of, or in the habit of dealing with any Group Company and in respect of whom the Executive had access to Confidential Information or with whom he had material dealings during that 12 month period;

1.4

for 12 months from the Separation Date, deal with or otherwise accept in competition with the consumer money transfer business or B2B business payments business of any Group Company, the custom of any person or entity who was a prospective customer, client or investor to whom the Executive made a presentation or pitch at any time during the last 12 months of his employment and in respect of whom the Executive had access to Confidential Information or with whose prospective custom or business he had material dealings during that 12 month period;

1.5

for 12 months from the Separation Date, canvass, solicit or entice away, or endeavour to canvass, solicit or entice away, in direct competition with any Group Company, the custom of any person or entity who was a prospective customer or client of a Group Company with respect to a business carried on by a Competitor and to whom the Executive made a presentation or pitch at any time during the last 12 months of his employment and in respect of whom the Executive had access to Confidential Information or with whose prospective custom or business he had material dealings during that 12 month period; and/or

1.6	for 12 months from the Separation Date, solicit, induce, entice away, employ or engage, or endeavour to solicit, induce, entice away, employ or engage, any Key Employee.

2.	The Executive agrees that each of the restrictions in Clause 1 of this Exhibit is reasonable for the protection of the interests of the Group Companies.

3.

Whilst the restrictions and defined expressions in this Exhibit are regarded by the parties as fair and reasonable, it is hereby declared that each of such restrictions and defined expressions is intended to be separate and severable. If any restriction or defined expression is held to be unreasonably wide but would be valid if part of the wording were deleted, that restriction or defined expression will apply with so much of the wording deleted as may be necessary to make it valid. If any restriction is found to be unenforceable for any reason, this will not affect the validity or enforceability of any of the other covenants.

4.

Any benefit given or deemed to be given by the Executive to any Group Company under the terms of this Exhibit is received and held in trust by the Company for the relevant Group Company and the Executive agrees that he will enter into appropriate restrictive covenants directly with the other Group Companies if asked to do so by the Company.

5.

The Executive agrees that the Company’s remedies at law for breach or threat of breach by the Executive of the provisions of this Exhibit may be inadequate, and that the Company shall be entitled to seek an injunction or injunctions to prevent breaches of such provisions and to enforce specifically such provisions, in addition to any other remedy to which the Company may be entitled at law or in equity.

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

SCHEDULE 3 TO MUTUAL SEPARATION AGREEMENT AND RELEASE

CONSULTING AGREEMENT

(“AGREEMENT”)

entered into by

Western Union Financial Services, Inc.

12500 East Belford Avenue

Englewood, CO 80112

(“WUFSI”)

and

David G. Yates,

*****

***

*****

(“Consultant”)

Recitals

A.

Consultant was employed by Western Union Operations, U.K from August 2, 2010 until September 30, 2010 on a temporary fixed term employment contract. Consultant transferred to Western Union LLC (“WULLC”) on October 1, 2010.

B.

By a Mutual Separation Agreement and Release signed contemporaneously herewith (“Mutual Separation Agreement”), WULLC and Consultant have reached a mutual agreement that Consultant shall voluntarily separate his employment with WULLC effective September 30, 2011.

C.

Subject to and conditional on the terms of the Mutual Separation Agreement, Western Union Financial Services, Inc., (“WUFSI”) and Consultant desire that Consultant will provide certain services to WUFSI through February 28, 2013 as an independent contractor.

Agreements

WUFSI and Consultant agree as follows:

1.

Consulting Activities. WUFSI retains Consultant to provide the consulting services described on Attachment A (the “Services”). Consultant shall provide the Services to WUFSI at mutually agreed upon times during the term of this Agreement. For the avoidance of doubt, nothing in this Agreement shall prevent Consultant from being engaged, employed or otherwise concerned in any business, trade or profession during the term of the Agreement, subject to and conditional on the restrictive covenants, confidentiality and intellectual property obligations set forth in this Agreement, the terms of the Mutual Separation Agreement, the September 30, 2011 Release attached as Schedule 1 to the Mutual Separation Agreement, the Global Non-Disclosure and U.S. Non-Solicitation and U.S. Non-Competition Agreement

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

attached as Exhibit A to the September 30, 2011 Release, and the Deed of Settlement and Compromise under the laws of England and Wales attached as Schedule 2 to the Mutual Separation Agreement. For purposes of this Agreement, “Schedules” shall be defined in Paragraph 1(c) of the Mutual Separation Agreement.

2.	Term and Termination.
(i)

Subject to the balance of this Section 2, the term of this Agreement shall commence on October 1, 2011 and will end at midnight on February 28, 2013 (the “Termination Date”) without the need for further notice.

(ii)

WUFSI may terminate this Agreement with immediate effect if Consultant commits a breach of this Agreement, the Mutual Separation Agreement, the September 30, 2011 Release attached as Schedule 1 to the Mutual Separation Agreement, the Global Non-Disclosure and U.S. Non-Solicitation and U.S. Non-Competition Agreement attached as Exhibit A to the September 30, 2011 Release, or the Deed of Settlement and Compromise under the laws of England and Wales attached as Schedule 2 to the Mutual Separation Agreement (by breaching Clause 2 or Exhibit 2 thereof). If WUFSI elects to terminate this Agreement in accordance with this Sub-section (ii), Consultant will not be entitled to receive any further Fee or compensation in lieu thereof for the balance of the term of this Agreement.

3.	Reasonable Endeavors. Consultant shall use his reasonable endeavors to make himself available at all times on reasonable notice to provide assistance or information as WUFSI may require.

4.	Independent Contractor Status. Business License. No Authority to Bind Western Union.

(i)

Consultant’s relationship with WUFSI is that of an independent contractor and Consultant shall provide the Services to WUFSI as an independent contractor and nothing in this Agreement shall render Consultant an employee, worker, agent, joint venturer or partner of WUFSI or any Group Company for any purpose whatsoever and Consultant shall not hold himself out as such. Consultant is solely responsible for his own activities and he assumes full and sole responsibility for his acts. Consultant is free to establish the methods and hours of work and to carry out his activities as he sees fit, free from the day-to-day direction or control of WUFSI.

(ii)

Consultant has no authority to incur any expenditure in the name of or for the account of WUFSI or any Group Company and has no authority (and will not hold himself out as having authority) to make commitments for, or to enter into contracts or agreements on behalf of, WUFSI or any Group Company, or to bind or otherwise obligate WUFSI or any Group Company in any manner whatsoever.

5.

Consultant’s Liability to Pay and Remit Taxes and Social Security Payments. As this Agreement constitutes a contract for the provision of services and not a contract of employment, Consultant will be fully responsible for and undertakes to comply with applicable tax laws and regulations and file all required forms and make the necessary payments appropriate to Consultant’s tax and social security status with regard to the provision of the Services. Consultant warrants and undertakes to WUFSI and to each Group Company that Consultant will pay and remit any taxes and social security contributions that Consultant is required to pay on the fees paid to Consultant by WUFSI.

6.

Indemnity. Consultant will indemnify and hold harmless to the fullest extent possible WUFSI and/or any Group Company and their respective directors, employees and shareholders against any liability, assessment, demand or claim for any and all of Consultant’s income tax, national insurance contributions and any other social security contributions and any other liability, deduction, contribution, assessment or claim whatsoever arising from or made in connection with the performance of the Services, where such recovery is not prohibited by law. Consultant shall further indemnify and hold harmless to the fullest extent possible WUFSI and/or any Group Company and their respective directors, employees and shareholders against all reasonable costs, expenses and any penalty, fine or interest incurred or payable by WUFSI and/or any Group Company and their respective directors, employees and shareholders in connection with or in consequence of any income tax, National Insurance or other social security related liability, deduction, contribution, assessment or claim.

7.

Consultant will also indemnify and hold harmless to the fullest extent possible WUFSI and/or any Group Company and their respective directors, employees and shareholders against any employment-related claim or any claim brought on

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

worker status (including reasonable costs and expenses) brought by or on behalf of Consultant arising out of or in connection with the provision of the Services.

8.

Intellectual Property. All Intellectual Property created, developed or acquired by Consultant in the fulfillment of his obligations pursuant to this Agreement will be the property of and shall belong exclusively to WUFSI and any applicable Group Company. WUFSI will have the right to obtain, hold and renew, in its own name, all such Intellectual Property including, but not limited to, any patents, copyrights, registrations or other appropriate protection for such work. To the extent that any such Intellectual Property is not listed in WUFSI or the applicable Group Company, Consultant hereby irrevocably assigns to WUFSI all right, title and interest therein and agrees to execute any documents necessary to evidence or effect such assignment or WUFSI and any Group Company’s ownership. Upon the expiration or termination of this Agreement, Consultant shall return to WUFSI all materials prepared, developed or used by Consultant in performing the Services.

9.

Consultant hereby irrevocably waives all moral rights under the Copyright, Designs and Patents Act 1988 (and all similar rights in other jurisdictions) which he has or will have in any existing or future works created, developed or acquired by him pursuant to this Agreement and agrees not to institute, support or maintain or permit any action or claim to the effect that any treatment, exploitation or use of such works infringes his moral rights.

10.	Fees. Expense Reimbursements. Terms of Payment.

(i)	Fee. For the Services provided by Consultant under this Agreement, Consultant charges and WUFSI shall pay to Consultant a Fee in accordance with the following payment schedule:

Payment Date	Amount
October 15, 2011	$100,000.00
October 31, 2011	$90,000.00
November 30, 2011	$90,000.00
December 31, 2011	$90,000.00
January 31, 2012	$90,000.00
February 28, 2012	$90,000.00
March 31, 2012	$90,000.00
April 30, 2012	$90,000.00
May 31, 2012	$90,000.00
June 30, 2012	$90,000.00
July 31, 2012	$52,083.37
August 31, 2012	$0.00
September 30, 2012	$67,916.71
October 31, 2012	$85,833.34
November 30, 2012	$85,833.34
December 31, 2012	$85,833.34
January 31, 2013	$85,833.34
February 28, 2013	$126,666.56

(ii)

Expense Reimbursements. Furthermore, WUFSI agrees to reimburse Consultant for Consultant’s reasonable and actual travel expenses (airfare, car rentals, meals and hotels) and for entertainment expenses incurred by Consultant in performing the Services, provided that all expenses are approved in writing by WUFSI in advance and are subsequently evidenced by Consultant to WUFSI’s reasonable satisfaction. Aspects of expenses that require advance approval include class of travel, choice of hotels, and type and cost of business entertainment. Approval can be given only by a WUFSI and any Group Company Executive Vice President.

(iii)	Invoices. Payment Terms. Fees for the Services will be due and payable on the payment dates set forth in Clause 10(i) above, subject to the other terms and conditions of this Agreement.

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

11.	Confidential, Third Party Information and Trade Secret.
(i)	Group Company “Trade Secrets” includes but is not limited to the following:

a)

any data or information that is competitively sensitive or commercially valuable, and not generally known to the public, including, but not limited to, products planning information, marketing strategies, marketing results, forecasts or strategies, plans, finance, operations, reports, data, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Group Company, its customers, clients, and suppliers; and

b)

any scientific or technical information, design, process, procedure, formula, or improvement, computer software, object code, source code, specifications, inventions, systems information, whether or not patentable or copyrightable.

Group Company “Confidential Information” means any data or information and documentation, other than Trade Secrets, which is valuable to the Group Company and not generally known to the public, including but not limited to:

a)

financial information, including but not limited to earnings, assets, debts, prices, fee structures, volumes of purchases or sales, or other financial data, whether relating to the Group Company generally, or to particular products, services, geographic areas, or time periods; and

b)

supply and service information, including but not limited to information concerning the goods and services utilized or purchased by the Group Company, the names and addresses of suppliers, terms of supplier service contracts, or of particular transactions, or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of particular suppliers, though generally known or available, yields advantages to the Group Company the details of which are not generally known.

“Third Party Information” means any data or information of the Group Company’s customers, suppliers, consumers or employees that the Group Company is prohibited by law, contract or Group Company policy from disclosing. By way of example such information includes but is not limited to:

a)	product specifications, marketing strategies, pricing, sales volumes, discounts;
b)	nonpublic personal information regarding consumers, including but not limited to names, addresses, credit card numbers, financial transactions, and account balances;
c)

personnel information, including but not limited to employees’ personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hiring, resignations, disciplinary actions, terminations or reasons therefore, training methods, performance skills, qualifications, and abilities, or other employee information; and

d)

customer information, which is not protected by a separate confidentiality agreement, including but not limited to any compilations of past, existing or prospective customers, agreements between customers and the Group Company, status of customer accounts or credit, the identity of customer representatives responsible for entering into contracts with the Group Company, specific customer needs and requirements, or related information about actual or prospective customers or other nonpublic consumer information.

(ii)	Consultant acknowledges that Consultant will receive Confidential, Third Party and Trade Secrets Information (collectively “Information”) in connection with performing the Services.
(iii)

Consultant shall: (a) use all Information received by Consultant solely to perform the Services and for no other purpose whatsoever and Consultant undertakes at all times both during the term of this Agreement and at any time afterwards to keep the Information confidential; (b) limit access to any Information only to Consultant’s employees (or other persons who have been delegated with the performance of the Services) who have a need to know and only for use in performing the Services; (c) advise Consultant’s employees having access to the Information of its proprietary nature and of the obligations to keep it confidential;

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(d) take appropriate action by agreement with Consultant’s employees having access to the Information to fulfill Consultant’s obligations under this Agreement; (v) safeguard all Information received by using a reasonable degree of care, but not less than the degree of care used by Consultant in safeguarding his own similar information or material; and (vi) upon request of WUFSI return or destroy and certify destruction of all copies, notes, packages, diagrams, computer memory media and all other materials containing any portion of the Information. Consultant shall not disclose or make available at any time any Information to any person except as permitted by this subparagraph (iii).
(iv)

Upon cessation of the Agreement or at any time WUFSI requests, Consultant shall immediately return all Information and all copies thereof (including without limitation, all memoranda and notes containing the names, addresses, and needs of the Group Company’s customers and prospective customers) in Consultant’s possession or over which you exercise control, and regardless of whether such materials were prepared by WUFSI, and Group Company, Consultant, or a third party.

(v)

Consultant acknowledges that monetary damages might not be a sufficient remedy for unauthorized disclosure of Information. Consultant agrees that the Group Company will be entitled, in addition to any other rights or remedies it might have, to seek injunctive or equitable relief to enforce its rights under this Section 11.

12.

Conflicts of Interest. Consultant shall not use any of the Confidential Information in a way that conflicts with the business interests of WUFSI or any Group Company. The terms of this Section will survive the expiration or termination of this Consultant Agreement.

13.

Advertising / Publicity. Neither Consultant, WUFSI nor any Group Company shall use the name of the other in any public announcement, press release or advertising without the prior written approval of the other. WUFSI and Consultant agree that, subject to the execution of this Agreement, a press release will be issued with mutually acceptable language related to this Agreement and the Mutual Separation Agreement.

14.

No Office Space or Administrative Expenses. Consultant will not be permitted to have office space at any Group Company offices. Consultant will bear all expenses incidental to operating Consultant’s office; for example, telephone (including mobile telephone), computer (including handheld devices), or office supplies.

15.

Representations, Warranties and Promises regarding Conduct. Consultant represents and warrants to WUFSI that all of the Services will be performed in a competent and professional manner, with all due care and skill and to the best of his ability and in accordance with the highest ethical standards. Consultant undertakes and warrants to comply at all times with all laws applicable to his activities. Consultant acknowledges that Consultant has been informed by WUFSI of the prohibitions of the U.S. Foreign Corrupt Practices Act against making improper payments to government officials and the Bribery Act 2010. Consultant shall not make, offer or promise any payment directly or indirectly, (i) to any governmental official or employee (including employees of government-owned and government-controlled corporations and public international organizations); (ii) to any political party, official of a political party, or candidate; (iii) to an intermediary for payment to any of the foregoing; or (iv) to any other person or entity if the payment or transfer would violate the laws of the country in which made or the laws of the United States of America. It is the intent of the parties that no payments or transfers of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business.

16.

Assignment. Consultant may not assign his interest in this Agreement or delegate the performance of the Services without WUFSI’s prior written consent. However, Consultant may delegate parts of the Services to Consultant’s employees under his supervision, with Consultant remaining responsible for the performance of the Services. Consultant shall comply with all applicable laws when employing any employees who participate in performing the Services.

17.	Restrictions during Consultancy

1.

Consultant warrants and undertakes that he will not at any time through 31 December 2012 directly on his own behalf or for or with a third party and whether as principal, shareholder, director, employee, agent, consultant, partner or in any other capacity whatsoever, without the prior written consent of WUFSI:

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(i)

establish, carry on, be engaged, concerned or interested in or employed by or provide services to any Competitor in or planning to be in competition with any Group Company. For purposes of this Agreement, “Competitor(s)” shall be defined as (i) ***, ***, ***, ***, and other similar consumer money transfer companies or divisions of companies engaged in a similar consumer money transfer business which are directly competitive with a Group Company, (ii) *** B2B business payments, and other similar B2B payment companies or divisions of companies engaged in a similar B2B business payments business who are directly competitive with a Group Company, (iii) *** and *** and (iv)***.

WUFSI acknowledges that the activities of the Group Companies in e-commerce, mobile payments, cards, ATMs, stored value and pre-paid form, at present, a small part of the Group Companies’ overall revenues and to some degree depend upon the integration of services being supplied by many external industry participants. Nothing in this Agreement shall be construed as preventing Consultant from engaging in any of these business areas, unless the express and primary purpose of such engagement is directly competitive with a Group Company’s consumer money transfer business or its B2B payments business or is on behalf of a Competitor.

WUFSI expressly acknowledges that this Agreement is not intended to restrict Consultant from pursuing other work (subject to the terms of this Agreement and the Mutual Separation Agreement and Release and its Schedules), including but not limited to the acceptance of a full time executive role. As such, WUFSI will ensure that the scope of Services requested under the Consulting Agreement do not impede Consultant’s ability to work in other roles.

WUFSI is aware of Consultant’s role as a Board Member of WorldPay, and acknowledges that Consultant has received requests from a number of private equity houses including, but not limited to, Advent International, Bain Capital and Investcorp to act as an advisor to them and their portfolio companies. WUFSI is also aware that Consultant has received approaches from management consultants to provide specialist consultancy in the field of payments. Nothing in this Agreement shall prevent Consultant from advising firms of this sort or working within their portfolio companies provided that such engagement does not violate the provisions of this Agreement and the provisions of the Mutual Separation Agreement and Release and its Schedules.

Consultant may, at any time, make a written request to the Chief Financial Officer of The Western Union Company (“CFO”) that the CFO review any written offers received by Consultant where Consultant believes the CFO may have a concern that Consultant’s role may violate this Clause 17 of this Agreement. The CFO shall review such requests in a reasonable manner and without undue delay and provide feedback to Consultant no later than ten (10 business days after receipt of the written request. If no response is made within such time-frame, Consultant will be deemed to have received approval from the CFO to continue pursuing the role;

(ii)

deal with, or otherwise accept in direct competition with the consumer money transfer business or B2B business payments business of WUFSI or any other Group Company, the custom of any person or entity who is a customer or client of the Group Company with respect to a business carried on by a Competitor;

(iii)

canvass, solicit or entice away or endeavor to do so, in direct competition with WUFSI or any other Group Company a customer or client of the Group Company with respect to a business carried on by a Competitor;

(iv)

deal with, or otherwise accept in direct competition with the consumer money transfer business or B2B business payments business of WUFSI or any other Group Company, the custom of any person or entity who is a prospective customer or client of the Group Company with respect to a business carried on by a Competitor and with whom WUFSI or any other Group Company makes a presentation or pitch at any time during the term of this Agreement;

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

(v)

canvass, solicit or entice away, or endeavor to do so, in direct competition with WUFSI or any other Group Company a prospective customer or client of the Group Company with respect to a business carried on by a Competitor and with whom WUFSI or any other Group Company makes a presentation or pitch at any time during the term of this Agreement; or

(vi)

solicit, induce, entice away, employ or engage or endeavour to do so, any senior employee or director of WUFSI or any other relevant Group Company who works for the Group Company with respect to a business carried on by a Competitor;

2.

WUFSI and the Group Company acknowledge that Consultant has notified WUFSI and the Group Company that Consultant currently serves as a Board Member of WorldPay. Consultant agrees that in Consultant’s role as Board Member of WorldPay, Consultant will not violate any of the restrictions set forth in Clause 17 of this Agreement;

3.	Consultant agrees that each of the restrictions in Clause 17 of this Agreement is reasonable for the protection of the interests of WUFSI and any other Group Company;

4.

Whilst the restrictions and defined expressions in this Clause 17 are regarded by the parties as fair and reasonable, it is hereby declared that each of such restrictions and defined expressions is intended to be separate and severable. If any restriction or defined expression is held to be unreasonably wide but would be valid if part of the wording were deleted, that restriction or defined expression will apply with so much of the wording deleted as may be necessary or make it valid. If any restriction is found to be unenforceable for any reason, this will not affect the validity or enforceability of any of the other covenants; and

5.

Consultant agrees that the remedies at law for breach or threat of breach by Consultant of the provisions of this Clause 17 may be inadequate, and that WUFSI or other relevant Group Company shall be entitled to an injunction or injunctions to prevent breaches of such provisions and to enforce specifically such provisions, in addition to any other remedy to which WUFSI or other relevant Group Company may be entitled at law or in equity.

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

18.	Definitions.

1.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, owns or controls, is owned or is controlled by, or is under common ownership or control with, another Person. As used herein, “control” means the power to direct the management or affairs of a Person, and “ownership” means the beneficial ownership of at least 10% of the voting securities of the Person. The Company and/or Western Union shall be deemed to control any settlement network in which it has any equity ownership. As used herein, “Person” means any corporation, limited or general partnership, limited liability company, joint venture, association, organization or other entity.

2.

“Group Company” means WUFSI, its ultimate parent The Western Union Company and their Affiliates, Subsidiaries and Holding companies, as applicable and “Group Companies” will be interpreted accordingly.

3.	“Holding” and “Subsidiary” have the same meaning as given in section 1159 of the Companies Act 2006, as amended or re-enacted.

4.

“Intellectual Property” means patents, inventions, know-how, trade marks, service marks, trade names, logos, internet domain names, rights in designs, copyright, moral rights, database rights, semi-conductor topography rights and database rights in each case whether registered or unregistered and including applications and rights to apply for registration and all rights or forms of protection having equivalent or similar effect anywhere in the world. These rights include all rights to bring proceedings for past and future infringement or misuse and the rights to damages and account of profits and all other remedies for such infringement or misuse.

19.	Miscellaneous.

1.

WUFSI and Consultant acknowledge that, except as provided in this paragraph, the Mutual Separation Agreement (including the Schedules) is the entire agreement between WUFSI and Consultant concerning the subject matter hereof and that Executive has not relied on any other representations or statements, written or oral, by the Released Parties or their employees or agents concerning the terms of the Agreement or any other matters not contained herein. From and after the Separation Date, the Mutual Separation Agreement (including all Schedules) and subject to the terms of the Mutual Separation Agreement and all Schedules, shall supersede any non-solicitation, non-compete, non-disclosure, confidentiality, clawback or other written agreement that Consultant may have signed while employed with the WUFSI, Western Union, and/or their subsidiaries or Affiliates, except for the terms and conditions of Executive’s nonqualified stock option award granted August 2, 2010 (other than the restrictive covenant provisions thereof), and for avoidance of doubt, subject to Consultant’s execution of the Mutual Separation Agreement (and the Schedules) and subject to the terms of the Mutual Separation Agreement and all Schedules, WUFSI and Consultant agree that the Restrictive Covenant Agreement for Employees in Colorado executed by Consultant in 2010 shall be considered null and void effective on the Separation Date.

2.

This Agreement may be modified only by a writing signed by both parties. Emails, including emails with electronic signature blocks containing the sender’s name, do not constitute signed written agreements and will not amend this Agreement.

3.	If any provision of this Agreement is determined to be unenforceable, the remaining provisions of this Agreement shall remain in force unaffected.

4.	This Agreement is governed by the laws of England and Wales without regard to its choice of law rules which might otherwise require the application of the laws of another jurisdiction.

5.	This Agreement may be signed in counterparts, each of which shall be deemed an original but both of which together shall constitute but one and the same instrument.

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

6.

The terms of this Agreement regarding confidentiality, limitations on liability, waiver of claims, advertising and publicity and exclusivity will survive the expiration or termination of this Agreement.

7.	This Agreement adheres to the benefit of any succession or assignment of the Group Company and Consultant’s obligation to apply equally to the Group Company and/or their successors and assigns.

IN WITNESS WHEREOF, Consultant and WUFSI have executed this Agreement as of the day first above written.

David G. Yates:

,
Date:

Western Union Financial Services, Inc.

Date:

Exhibit 10.1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS

Attachment A

SERVICES

Consultant will provide consulting on key strategic initiatives and planning for WUFSI. WUFSI and Consultant agree that Consultant shall not be expected to perform the Services for more than the equivalent of two working days per month during the term of this Agreement.